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                                                                   EXHIBIT 10.19

                               Purchase Agreement

      THIS PURCHASE AGREEMENT ("Agreement") made this 22 day of May, 2002, by and between M-Wise m-Wise Inc., US corporation with its principal place of business at 1013 Centre Road, Wilmington, Delware (hereinafter "Seller") and Comtrend Corporation with its principal place of business at 3F-1, 10 Lane 609, Chung Hsin Road, Section 5, San Chung City, Taipei Hsien, Taiwan 241, R.O.C. (hereinafter "Buyer").

      WHEREAS, Buyer desires to acquire the MOMA gateway Platform for the purpose of conveying Short Message Service ("SMS") to be made available to Service Users; and

      WHEREAS, Seller desires to supply the software, applications, and provide associated services of SMS subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Interpretation

1.1 Definitions

The following expressions shall have these meanings:


"Commissioning"                    means that the Platform is ready for
                                   operation after the satisfactory completion of all the Tests Runs.

"Documents"                        means the written materials and
                                   specifications concerning to the MOMA gateway
                                   Platform or SMS.



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"Final Acceptance"                 means completion of continuous and
                                   satisfactory Commissioning operation of the whole Platform for a period of six-month;

"Platform"                         means the MOMA gateway Platform comprised of
                                   Software and Documents, made available from time to time by Seller for the purpose on conveying SMS.

"Project"                          means the provision of the Platform and the
                                   undertaking of the SMS.

"Services"                         means supply, set-up, integration, testing,
                                   Training, commissioning, Technical Support and all other ancillary activities required for meeting the Specifications or completing the Project.

"Service User"                     means a person who is connected to the mobile
                                   operators.

"Short Message"                    means a message comprising numerals and/or
                                   text provided by content provider to Service
                                   User by means of the internet and leased line link any delivery of which is initiated by the Service User by making a telephone call to mobile operators.

"Specifications"                   means the technical requirements set forth in
                                   Annex 2;

"Software"                         means software and applications developed or
                                   acquired by the Seller and delivered to Buyer by Seller under this Agreement. Software contains (1) machine-executable instructions;
                                   (2) the micro-code (firmware) embedded in the Equipment; (3) all related user documentation; (4) any update and revision of these instructions, micro-code and/or the related user documentation; (5) any copy of these items.



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"Test Runs"                        means the tests to be performed by the
                                   Parties according to Specifications.

"Training"                         means the Training courses concerning to the
                                   MOMA gateway Platform and SMS.


1.2 General

Except as otherwise provided, in this Agreement,

         (1) headings are for convenience only and do not affect interpretation;
         (2) references to "notice" means a written notice;
         (3) a reference to a law includes any amendment or modification thereof; and
         (4) a reference to a "day" means a calendar day.

1.3 Priority of Terms and Conditions

In the event of any conflict, vagueness or ambiguity between the terms and conditions of this Agreement or its Annexes or documents referred to in this Agreement, the descending order of priority will be:

         (1) Clauses of this Agreement;
         (2) Memorandum of Understanding;

2. Scope of Work

2.1 Major Tasks

Seller shall perform the following major tasks:

         (1) Performing, set-up, integration with existing equipments, integration with operators and content providers, testing, and optimization of the Platform;


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         (2) Providing Services and all other incidental and ancillary activities necessary to meet the Specifications;
         (3) Cooperating with Buyer for any inspections or other action required by Buyer.

2.2 Non-exhaustive Annexes

Though the Annexes hereto specify Seller's major obligations under this Agreement, they shall not be deemed exhaustive. If any item is required for completing the Project but not specified in this Agreement (including the Annexes), it shall be Seller's obligation to carry out the item as may be necessary to complete the Project. The Agreement includes annexes as follows:
Annex 1   Specifications
Annex 2   Training Plan
Annex 3   Maintenance Plan

4. Pricing

4.1 Contract Price
The breakdown of the contract price, set forth in Annex 1, is the total amount Buyer is to pay for the Platform and Services offered by Seller. Except as otherwise provided herein, the contract price includes the provision of any and all ancillary products and services, all international and local transportation charges, pre-shipment inspection costs, customs duties, taxes (including R.O.C. business tax), any governmental charges related to the performance of the Agreement, rental, insurance, surcharges for emergency deliveries, operation of Seller's warehouses and the cost of any special tooling, test equipment and facilities.

4.2 Additional Orders

Buyer shall be entitled to purchase, by placing an additional order, any items of the Platform and/or Services from Seller at the prices not more than those set forth in the Annex 1 hereto. The prices listed in Annex 1 hereto shall not be increased for a period of five years from the effective date of the Agreement.



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4.3 Taxes

In the event of any change of tax rates or tax structures, any resulting increased or decreased cost will not be reflected in the contract price.


5. Payment

5.1 General

The Buyer will pay each valid invoice issued in accordance with the Agreement within thirty (30) days after its receipt of the invoice concerned. Buyer will make payment by banker's draft or wire transfer at Buyer's option. If there is a dispute over an amount to be paid, Buyer shall pay the amount not in dispute and the Parties shall promptly meet to resolve the disputed amount.

5.2 Milestone Payment

Seller is entitled to invoice Buyer for the applicable payments according to the following schedules:

         (1) Twenty percent (20%) of the license and set-up fees once the arrival of the software in Taiwan.
         (1) Twenty percent (20%) of the license and set-up fees upon the Commissioning of the Platform;
         (2) Sixty percent (60%) of the license and set-up fees once the Final Acceptance certificate is issued.

6. Test Run, Commissioning and Acceptance

6.1 Test Runs

6.1.1 Test Runs shall be carried out in accordance with the Test Run Plan to ensure that the Platform comply with the Specifications. When conducting Test Runs, Seller shall perform the Test Runs at its own cost and provide the records of test results.


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6.1.2    If the Platform is proved to meet the Specifications, Buyer will certify to Seller that the Platform has been properly installed and is ready for Commissioning.

6.2 Final Acceptance

Platform shall be deemed accepted when the performance of the Platform is proven in a stable way after the six-month Commissioning period. Thereafter, Buyer shall issue a certificate of Final Acceptance.

6.3 Defective Items

Buyer may reject any item of the Platform or any part thereof which is found to be defective inferior in quality or not compliant to the Specifications. If an item of the Platform is rejected, Buyer may:

         (1) require Seller to remedy the defects at Seller's expense; in such event, the Commissioning period will re-start from the rectification of the defects; or
         (2) without prejudice to any other rights which Buyer may have against Seller, reject the Platform and cancel the Agreement or a purchase order in question. Any money paid by Buyer to Seller in respect of the Agreement or an order in question shall be refunded to Buyer with interest.


7. Documents

7.1 Complete Documentation

All Documents supplied by Seller shall be complete and up to date and shall allow Buyer to understand, operate and maintain the Platform. Seller shall provide Buyer with all Documents and other information in English covering technical description, Specifications, operation and maintenance, operational testing and utility software information. Documents shall include a glossary of all terms, definitions and abbreviations which are not in common use in the telecommunications industry. Seller shall supply all Documents in hard copies or soft copies as specified by Buyer. Buyer shall be entitled to reproduce a reasonable number copies of any Documents (in hard copy or in soft copy) only for internal use.



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7.2 Up-to-date Documentation

In the event any modification of Hardware, firmware, Software and/or Documents are required, Seller shall provide Buyer, free of charge during the warranty and thereafter, with amended Documents giving details of (a) the changes involved,
(b) the reasons for the changes, and (c) advice on the changes properly numbered.


8. Technical Support

Seller shall provide Buyer with Technical Support service. Upon Buyer's request, Seller shall take immediate actions, free of charge, to make modification or upgrade Software/firmware required for improving Platform performance and reliability and/or to make the Platform comply with changes in international standards.


9. Training

Seller shall provide Buyer, free of charge, with Training services required for the operation and maintenance of the Platform in accordance with Training Plan as set forth in Annex 3. Seller shall provide Buyer with additional training courses whenever Buyer raises its request. The documentation and materials used in training courses will be provided by Seller.

10. Warranty

10.1 Software Warranty

Seller warrants that the Software and application shall be operational on the equipments that Seller recommended Buyer and fully support the requirements (including function and performance requirements) set forth in the Specification



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10.2 Service Warranty

Seller warrants that the Services (including maintenance services after warranty period) be performed with professional care and skill.

10.4 Warranty Period

The warranty period is twelve (12) months after Final Acceptance. If, during the warranty period, any part or parts of Software or Services prove defective or do not function as warranted, Seller shall, upon receipt of Buyer's notice, immediately remedy such defective part(s) at its own cost.


11. Intellectual Property

11.1 License

Seller shall grant licenses to Buyer or acquire for Buyer from third party to use in perpetuity the Software, application, Documents and training materials. Buyer may copy and distribute the first 20 applications engines to its customer without paying any license fees.

11.2 Indemnity By Seller

         (1) If a third party claims that any item of the Platform supplied by Seller infringes that party's patent, trademark, copyright or other intellectual property rights, Seller shall indemnify and hold harmless Buyer from and against all damages, losses, costs and legal expenses incurred by Buyer.
         (2) Buyer shall give Seller prompt written notice of any action, claim or threat of an infringement suit, either oral or written, or the commencement of any infringement suit against Buyer relating to the Project performed hereunder by Seller.
         (3) If the use of any such item or any part thereof should be enjoined, Seller shall take any of the following courses of action:


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         A.  to procure for Buyer the right to continue using such items;
         B. to replace said item with non-infringing item of comparable or superior capacity and performance;
         C. to modify the item, so that it becomes non-infringing, provided such modified item shall be equal or superior to the infringing item.


12. Termination

12.1 Termination for Cause

(1) Without prejudice to any right or remedy available to non-defaulting Party, non-defaulting Party may terminate the Agreement in any of the following events:

         A. a Party becomes insolvent or is subject to any bankruptcy, liquidation or winding-up or receivership proceeding or any similar action;
         B.  Seller breaches a warranty;
         C.  a Party fails to comply with any other provision of the Agreement.

(2) Defaulting Party shall be given a written notice and a thirty-day period of time to cure its default.

12.2 Effect of Termination

      (1)   Upon the termination by Buyer,

         A. Buyer shall

         a. determine which parts of the Platform and Service it will retain or reject;
         b.  return the rejected parts to Seller at Seller's cost and expense;
         c.  pay Seller for the retain parts.

         B. Seller shall pay or credit to Buyer the amount Buyer has paid for the rejected parts of the Platform and Services.

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         (2) Upon the termination by Seller, Buyer shall pay Seller any outstanding amounts for the Platform delivered and Services performed.

         (3) Upon termination of the Agreement, the obligations under the Agreement shall be terminated except those provisions herein headed "WARRANTY", "INDEMNIFICATION", "CONFIDENTIALITY", "INTELLECTURL PROPERTY" "ARBITRATION AND GOVERNING LAW" and such other provisions as are necessary to resolve any post termination disputes.


13. Miscellaneous

13.1 Confidentiality

Buyer and Seller each agree to hold in strictest confidence any information and material which is related to either party's business or is designated as proprietary and confidential, herein or otherwise, by either party in connection with the transactions contemplated by this Agreement. Each party agrees not to make use of such designated information and material other than for the performance of this Agreement. Proprietary and confidential information includes information related to research, development, pricing, trade secrets, customer lists, salaries or business affairs of the parties to this Agreement. The parties' obligations of confidentiality under this Agreement shall survive termination of this Agreement.

13.2 Force Majeure

The Parties shall not be liable for failure or delay in performance due to any cause not reasonably foreseen by and beyond the control of either party. However, the Parties shall have used their best efforts to avoid failure or delay in performance, minimized the impact of the same, and rendered prompt written notice thereof when first discovered, fully describing its probable effect and duration. Buyer may, after ascertaining the facts and the extent of the delay, extend the time for completing performance and amend the performance schedule accordingly. Buyer shall not be liable for any increased costs, including price escalation, beyond the original delivery date, due to causes beyond either party's reasonable control.


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13.3 Notices And Requests

All notices or demands of any kind under this Agreement shall be in writing and shall be served by personal service, by commercial courier with receipt requested, by fax or by mail at the address of the receiving Party set forth hereunder, or at such different addresses as may be designated by either Party by written notice to the other Parties. All notices or demands by mail shall be by certified or registered mail, return receipt requested, and shall be deemed complete five (5) business days after the mailing.

                  Buyer:   _______________________
                  Address: _______________________
                           _______________________
                  Attn: __________________________
                  TEL:  __________________________
                  FAX:  __________________________

                  Seller:  _______________________
                  Address: _______________________
                           _______________________
                  Attn: __________________________
                  TEL:  __________________________
                  FAX:  __________________________


13.4 Assignment and Sub-contracting

         (1) Seller shall not, without the consent in writing of Buyer, assign or transfer the Agreement or any part of it to any other person without Buyer's prior written approval.


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         (2) Seller shall not, without the consent in writing of Buyer, subcontract the Agreement or any part thereof. Any such consent shall not relieve Seller of any of its obligations under the Agreement.

13.5 Entire Agreement

Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the agreement between the parties which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. The Agreement may not be modified or altered except by a written instrument duly executed by both parties.


13.6 Arbitration and Governing Law

This Agreement shall be subject to the substantive law in force in UK without reference to its conflicts of law provisions. Any disputes arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration. The arbitration shall be held in UK in accordance with the Arbitration Rules of UK International Arbitration Center ("SIAC Rules") for the time being in force which rules are deemed to be incorporated by reference to this clause. The language of arbitration shall be English. The tribunal shall consist three arbitrators to be appointed by the Chairman of SIAC.

13.8 Exclusiveness

Upon signing this Agreement, Seller shall grant Buyer an exclusive right to provide SMS which powered by m-Wise in Taiwan market for a period of five (5) years at least.

13.9 No Waiver

The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any right hereunder.



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13.10  Enforceability

If any provision of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement the date and year first written above by their duly authorized representatives.



Seller |_| M-wise, Inc.                Buyer |_| Comtrend Corporation



Date   5/22/02                         Date  5/22/02
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By /s/ Jacob Marinka                   By  /s/ Phil Chen
--------------------------------       ----------------------------------------


Name  Jacob Marinka                    Name  Phil Chen
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Title Chief Operating Officer          Title  Chief Executive Officer
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